CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Registration Statement No. 333-34263 of U.S. Restaurant Properties, Inc. on Form S-3 of our report dated October 10, 1997, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 1996, applicable to the Belfield, North Dakota property of Superpumper, Inc. acquired by U.S. Restaurant Properties Master L.P. We also consent to the reference to our firm under the caption "Experts".




BRADY, MARTZ & ASSOCIATES, P.C.



October 27, 1997